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                                                                  Exhibit 99.(i)

                [Letterhead of Morris, Nichols, Arsht & Tunnell]


                                  May 28, 2004


Jennison 20/20 Focus Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey  07102-4077

          Re:  Jennison 20/20 Focus Fund
               -------------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel to Jennison 20/20 Focus Fund (formerly named "Prudential 20/20 Focus Fund" and prior thereto "Prudential 20/20 Fund"), a Delaware statutory trust (the "Trust"), in connection with the formation of the Trust and certain matters relating to the proposed issuance of Shares of the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Restated Agreement and Declaration of Trust of the Trust dated as of May 25, 2004 (the "Governing Instrument").

          In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on December 18, 1997 (the "Certificate"); the First Amendment to Certificate of Trust of the Trust as filed in the State Office on April 16, 1998; the Certificate of Amendment to the Certificate of Trust of the Trust as filed in the State Office on July 2, 2003; the Agreement and Declaration of Trust of the Trust dated December 17, 1997, as amended by the First Amendment to Agreement and Declaration of Trust dated February 19, 1998 and as further amended by the amendments approved and adopted by the Trustees in the December 2002 Resolutions (as defined below), the April 2003 Resolutions (as defined below) and the May 2003 Resolutions (as defined below) (as amended and in effect from time to time, the "Original Governing Instrument"); the Governing Instrument; the By-laws of the Trust, as amended on March 1, 2000 and as further amended by the amendments approved and adopted by the Trustees in the April 2003 Resolutions and the May 2003 Resolutions (as amended and in effect from time to time, the "Original By-laws"); the Restated By-laws of the Trust dated as of May 25, 2004 (the "Restated By-laws); the Minutes of the Organizational Meeting of the Board of Trustees dated February 11, 1998 (the "Organizational Resolutions"); a Unanimous Written Consent of the Board of Trustees of the Trust dated December 30, 1997 (the "December 1997 Resolutions") establishing the Class A Shares (the "Class A Shares"), the Class B Shares (the "Class B Shares"), the Class C Shares (the "Class C Shares") and the Class Z Shares (the "Class Z

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Shares") of the Trust; the Minutes of the Special Telephonic Meeting of the
Board of Trustees of the Trust dated December 12, 2002 (the "December 2002 Resolutions") amending the Original Governing Instrument to change the name of the Trust from "Prudential 20/20 Focus Fund" to "Jennison 20/20 Focus Fund"; the Minutes of the Regular Meeting of the Board of Trustees of the Trust dated November 19, 2003 (the "November 2003 Resolutions") establishing Class R Shares of the Trust (the "Class R Shares" and collectively with the Class A Shares, the Class B Shares, the Class C Shares and the Class Z Shares, the "Shares"); the Minutes of the Special Telephone Meeting of the Board of Trustees of the Trust dated April 11, 2003 (the "April 2003 Resolutions") adopting and approving certain amendments to the Original Governing Instrument and the Original By-laws; the Minutes of the Regular Meeting of the Board of Trustees dated May 27, 2003 (the "May 2003 Resolutions" and collectively with the Organizational Resolutions, the December 1997 Resolutions, the December 2002 Resolutions and the April 2003 Resolutions, the "Resolutions") adopting and approving certain amendments to the Original Governing Instrument and the Original By-laws; the Notification of Registration Filed Pursuant to Section 8(a) of the Investment Company Act of 1940 on Form N-8A of the Trust filed with the Securities and Exchange Commission on December 30, 1997; Post-Effective Amendment No. 9 to the Registration Statement under the Securities Act of 1933 on Form N-1A of the Trust to be filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement" and, together with the Original Governing Instrument and the Governing Instrument, as applicable, the Original By-laws and the By-laws, as applicable, and the Resolutions, the "Operative Documents"); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for the purpose of this opinion: (i) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced resolutions, instruments, certificates and other documents, and of all documents contemplated by the Operative Documents to be executed by investors acquiring Shares; (ii) the payment of consideration for Shares, and the application of such consideration, as provided in the Operative Documents, and compliance with the other terms, conditions and restrictions set forth in the Operative Documents in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate Series of Shares and the rights and preferences attributable thereto as contemplated by the Original Governing Instrument and the Governing Instrument, as applicable); (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (iv) that no event has occurred subsequent to the filing of the Certificate that would cause a termination or reorganization of the Trust or any Series or Class of Shares thereof under Section 6 of Article III or Section 2 or
Section 3 of Article VIII of the Original Governing Instrument or under Section 6 of Article III or Section 2 or Section 3 of Article VIII of the Governing Instrument; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 DEL. C. Sections 3801 ET SEQ. (the "Delaware Act"); and (vi) that each of the documents examined

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by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we have not participated in the preparation of the Registration Statement or any other offering documentation relating to the Trust or the Shares and we assume no responsibility for their contents. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

          Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

          1. The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

          2. The issuance of the Shares has been duly authorized on behalf of the Trust and, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures and for the consideration set forth in the Operative Documents, will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

          3. Under the Delaware Act and the terms of the Governing Instrument, each Shareholder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware; provided, however, that we express no opinion with respect to the liability of any Shareholder who is, was or may become a named Trustee of the Trust. Neither the existence nor exercise of the voting rights granted to Shareholders under the Governing Instrument will, of itself, cause a Shareholder to be deemed a trustee of the Trust under the Delaware Act. Notwithstanding the foregoing or the opinion expressed in paragraph 2 above, we note that, pursuant to Section 5 of Article IV of the Governing Instrument, the Trustees have the power to cause Shareholders, or Shareholders of a particular Series, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing Share ownership (or by both means).

          We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission with the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our

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attention or any changes in facts or law that may hereafter occur or take effect. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon for any other purpose or by any other person or entity without our prior written consent.

                                             Sincerely,

                                             MORRIS, NICHOLS, ARSHT & TUNNELL

                                             /s/ Louis G. Hering
                                             Louis G. Hering